Exhibit 10.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made as of March 25, 2024 by and among (i) APx Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), (ii) Templar LLC, a Tennessee limited liability company (the “Sponsor”), (iii) OmnigenicsAI Corp, a Cayman Islands exempted company (the “Company”), and (iv) Heritas Ltd., a Cayman Islands exempted company (formerly known as Heritas Corp., a Delaware corporation and, collectively with each of its predecessors, the “Parent”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, the Sponsor currently owns, directly or indirectly, 3,342,188 SPAC Class A Ordinary Shares (collectively, the “Sponsor Current Shares”) and the Parent currently owns 30,000,000 Company Shares (the “Parent Current Shares,” and collectively with the Sponsor Current Shares, the “Currently Owned Shares”);

WHEREAS, on or about the date hereof, the Company, SPAC, Heritas Merger Sub Limited, a Cayman Islands exempted company and a direct wholly-owned Subsidiary of the Company (“Merger Sub”), and MultiplAI Health Ltd, a private limited company formed under the laws of England and Wales (“MultiplAI”), entered into that certain Business Combination Agreement (as amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into SPAC (with SPAC being the surviving entity and becoming a direct wholly-owned Subsidiary of the Company in exchange for shareholders of SPAC receiving the Merger Consideration consisting of certain Company Shares and Company Warrants (the “Merger”);

WHEREAS, the SPAC Board has (i) determined that it is advisable for SPAC to enter into the Business Combination Agreement and the other Transaction Documents (including the Plan of Merger), (ii) approved the execution and delivery of the Business Combination Agreement and the other Transaction Documents (including the Plan of Merger) and the Merger and the other Transactions, and (iii) recommended the adoption and approval of the Business Combination Agreement and the other Transaction Documents (including the Plan of Merger) and the Merger and the other Transactions by the shareholders of SPAC;

WHEREAS, the Company Board has (i) determined that it is advisable for the Company to enter into the Business Combination Agreement and the other Transaction Documents, (ii) approved the execution and delivery of the Business Combination Agreement and the other Transaction Documents and the Transactions, and (iii) recommended the adoption and approval of the Business Combination Agreement, the other Transaction Documents and the Transactions by the shareholders of the Company; and

WHEREAS, as a condition to the willingness of the Company and SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Transactions, SPAC, the Company, the Parent and the Sponsor desire to enter into this Agreement in order for (i) the Sponsor to provide certain assurances to the Company regarding the manner in which the Sponsor is bound hereunder to vote the Sponsor Current Shares and any SPAC Ordinary Shares over which the Sponsor beneficially owns, acquires, holds or otherwise has voting power or control following the date hereof (such SPAC Ordinary Shares, collectively with the Sponsor Current Shares, the “Sponsor Subject Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Support Period”), with respect to the Business Combination Agreement and the other Transaction Documents and the Transactions, including, without limitation, the Merger; (ii) the Parent to provide certain assurances to SPAC regarding the manner in which the Parent is bound hereunder to vote the Parent Current Shares and any other Equity Securities in the Company over which the Parent beneficially owns, acquires, holds or otherwise has voting power or control following the date hereof (such Equity Securities in the Company, collectively with the Parent Current Shares, the “Parent Subject Shares,” and collectively with the Sponsor Subject Shares, the “Subject Shares”), during the Support Period with respect to the Business Combination Agreement and the other Transaction Documents and the Transactions, including, without limitation, the Merger; (iii) the Parent to provide certain assurances to SPAC regarding the consummation of the Restructuring, substantially in accordance with the terms set forth in Section 8.12 of the Business Combination Agreement; (iv) the Parent and the Company to agree to prepare and file applications to stamp any instruments of transfers required by, and prepare and file applications for relief or exemption from, applicable stamp duty Tax under applicable Law in the United Kingdom in connection with the Transactions; and (v) the Company and the Parent to take any and all actions necessary, proper, or advisable to obtain all approvals required under or in connection with the implementation of the Transactions under Argentine Law No. 27,442 (Ley de Defensa de la Competencia) and any other applicable antitrust or competition Law (collectively, “Antitrust Laws”), and to enable all waiting periods under any Antitrust Law to expire, and to avoid or eliminate each and every impediment under any Antitrust Law asserted by Comisión Nacional de Defensa de la Competencia in Argentina, the Argentinean Secretary of Commerce and/or any other applicable Governmental Authority interpreting or implementing any Antitrust Laws (collectively, “Antitrust Authorities”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Sponsor’s Covenant to Vote in Favor of and Support the Transactions. The Sponsor agrees, with respect to all of its Sponsor Subject Shares during the Support Period:

(a)

at the SPAC Special Meeting, or any other meeting of the shareholders of SPAC, to unconditionally and irrevocably be present for such meeting and vote (in person or by proxy) the Sponsor Subject Shares (i) in favor of, and adopt, the Business Combination Agreement and the other Transaction Documents and the Transactions, including, without limitation, the Merger, and (ii) in opposition to: (A) any Competing SPAC Transaction and any and all proposals (x) for any transaction involving SPAC or any of its controlled Affiliates with other Person(s), (y) that could reasonably be expected to, in any material respect, delay or impair SPAC’s ability to consummate the Merger or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the other Transaction Documents or (B) other than as contemplated by the Business Combination Agreement, any material change in (x) SPAC’s present capitalization or any amendment of SPAC’s Governing Documents or (y) SPAC’s corporate structure or business, which, in each of cases (x) and (y) of this sentence, could reasonably be expected to, in any material respect, delay or impair SPAC’s ability to consummate the Merger or any of the other Transactions;

(b)

to execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, the other Transaction Documents, the Merger and any of the other Transactions, as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provisions of this Section 1, including, without limitation, the execution and delivery of the Registration Rights and Lock-Up Agreement and any other applicable Transaction Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c)

except for transfers expressly permitted by, and effected in accordance with, Section 4(b), not to subject any of the Sponsor Subject Shares to any arrangement or agreement with respect to the voting of such Sponsor Subject Shares, unless specifically consented, or requested to do so, in writing by the Company and SPAC;

(d)

except as contemplated by the Business Combination Agreement or the other Transaction Documents, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any SPAC Ordinary Shares in connection with any vote or other action with respect to the Merger and the other Transactions, other than to recommend that the shareholders of SPAC vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)

to refrain from exercising, directly or indirectly, any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Business Combination Agreement or any of the other Transaction Documents, including pursuant to the Cayman Companies Act.

2.	Parent’s Covenant to Vote in Favor of and Support the Transactions. The Parent agrees, with respect to all of its Parent Subject Shares during the Support Period:

(a)

at any meeting of the Company shareholders, to unconditionally and irrevocably be present for such meeting and vote (in person or by proxy) the Parent Subject Shares (i) in favor of, and adopt, the Business Combination Agreement and the other Transaction Documents and the Transactions, including, without limitation, the Merger, and (ii) in opposition to: (A) any Competing Company Transaction and any and all proposals (x) for any transaction involving the Company, Merger Sub or any of their respective controlled Affiliates with other Person(s), (y) that could reasonably be expected to, in any material respect, delay or impair the Company’s or Merger Sub’s ability to consummate the Merger or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the other Transaction Documents or (B) other than as contemplated by the Business Combination Agreement, any material change in (x) the Company’s or Merger Sub’s present capitalization or any amendment of the Company’s or Merger Sub’s Governing Documents or (y) the Company’s or Merger Sub’s corporate structure or business, which, in each of cases (x) and (y) of this sentence, could reasonably be expected to, in any material respect, delay or impair the Company’s or Merger Sub’s ability to consummate the Merger or any of the other Transactions;

(b)

to execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, the other Transaction Documents, the Merger and any of the other Transactions, as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provisions of this Section 2, including, without limitation, the execution and delivery of the Registration Rights and Lock-Up Agreement and any other applicable Transaction Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c)

except for transfers expressly permitted by, and effected in accordance with, Section 4(b), not to subject any of the Parent Subject Shares to any arrangement or agreement with respect to the voting of such Parent Subject Shares, unless specifically consented, or requested to do so, in writing by the Company and SPAC;

(d)

except as contemplated by the Business Combination Agreement or the other Transaction Documents, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Equity Securities of the Company or Merger Sub in connection with any vote or other action with respect to the Merger and the other Transactions, other than to recommend that the shareholders of the Company and Merger Sub vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 2 of this Agreement); and

(e)

to refrain from exercising, directly or indirectly, any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Business Combination Agreement or any of the other Transaction Documents, including pursuant to the Cayman Companies Act.

3.

No Redemption. The Sponsor irrevocably and unconditionally agrees that, during the Support Period, the Sponsor shall not elect to cause SPAC to redeem any Sponsor Subject Shares or submit or surrender any of the Sponsor Subject Shares for redemption.

4.	Other Covenants.

(a)

No Transfers. Subject to Section 4(b), each of the Sponsor and the Parent agrees that, during the Support Period, each of the Sponsor and the Parent shall not, and shall cause their respective Affiliates not to, without SPAC’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of their respective Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of their respective Subject Shares; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Business Combination Agreement, this Agreement, the other Transaction Documents, applicable securities Laws or the Governing Documents of SPAC, Merger Sub or the Company as in effect on the date hereof) with respect to any or all of their respective Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect such Person’s ability to perform its obligations under this Agreement. Each of SPAC and the Company hereby agrees that it shall not permit any Transfer of any Subject Shares in violation of this Agreement. Each of the Sponsor and the Parent covenants to SPAC and the Company that neither the Sponsor nor the Parent shall request that SPAC or the Company register any Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the Support Period without the prior written consent of SPAC and the Company, and each of SPAC and the Company hereby agrees that it shall not effect any such Transfer.

(b)

Permitted Transfers. Section 4(a) shall not prohibit a Transfer of Subject Shares by the Sponsor or the Parent (i) to any of their respective shareholders, members or partners, or (ii) to any of their respective Affiliates, so long as, in the case of the foregoing clauses (i) or (ii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, neither the SPAC nor the Company shall register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares or any certificate or uncertificated interest representing any of the Subject Shares, except as permitted by, and in accordance with, this Section 4(b).

(c)

Compliance with Business Combination Agreement. During the Support Period, each of the Sponsor and the Parent agrees not to take or agree or commit to take any action that would make any representation and warranty of such Person contained in this Agreement inaccurate in any material respect. During the Support Period, (i) each of the Sponsor and the Parent further agrees to use reasonable best efforts to cooperate with the Company and SPAC to effect the Merger and all other Transactions, (ii) the Sponsor agrees to cause SPAC to comply with SPAC’s obligations under the Business Combination Agreement, the Transaction Documents and the provisions of this Agreement, and (iii) the Parent agrees to cause the Company and Merger Sub to comply with their obligations under the Business Combination Agreement, the Transaction Documents and the provisions of this Agreement.

(d)

Publicity. Each of the Sponsor and the Parent agrees that it shall not issue any press release or otherwise make any public statements with respect to the Transactions, or the transactions contemplated herein without the prior written approval of the Company and SPAC. Each of the Sponsor and the Parent hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Proxy/Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Sponsor’s and the Parent’s identity and ownership of their respective Subject Shares and the nature of such Person’s commitments and agreements under this Agreement, the Business Combination Agreement and any of the other Transaction Documents.

(e)	Restructuring. Parent shall cause the consummation of the Restructuring, substantially in accordance with the terms set forth in Section 8.12 of the Business Combination Agreement.

(f)

Transfer Tax Filings. Parent shall promptly after the consummation of the transactions contemplated by the MultiplAI Share Purchase Agreement, and in any event within the applicable statutory timeframes provided under applicable Law, prepare and file in the United Kingdom with His Majesty’s Revenue and Customs such applications to stamp any instruments of transfers executed in respect of the transactions contemplated by the MultiplAI Share Purchase Agreement and make, or cause MultiplAI to make, all payments required to be made thereunder under applicable Law. The Company shall promptly after Closing, and in any event within the applicable statutory timeframes provided under applicable Law, prepare and file in the United Kingdom with His Majesty’s Revenue and Customs such applications for relief or exemption from applicable stamp duty Tax under applicable Law in the United Kingdom in respect of the MultiplAI Contribution.

(g)

Anti-Trust Covenants. The Company shall file all appropriate notifications and filings with the Antitrust Authorities as may be required, convenient or desired under any Antitrust Law with respect to the Transactions in the most expeditious manner practicable, but in any event within seven (7) calendar days after Closing, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Antitrust Authority. The Company and Parent agree to take, and to cause their respective Affiliates to take, any and all steps necessary, proper, or advisable to (i) obtain all approvals required under all Antitrust Laws, and to enable all waiting periods under any Antitrust Law to expire, and to avoid or eliminate each and every impediment under any Antitrust Law by any Antitrust Authority; (ii) contest, administratively or in court, any adverse ruling, order or other action of any Antitrust Authority that would otherwise restrain, enjoin, delay or make unlawful any of the Transactions; (iii) pay all filing fees associated with all filings required to be made with the Antitrust Authorities; and (iv) execute and deliver any additional instruments or documents reasonably necessary or convenient to comply with any ruling, order or other action of any Antitrust Authority. The Company agrees that it will not withdraw any of its filings under any Antitrust Law without the prior written consent of Sponsor and Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company and Parent will not, and will not permit any of their respective Affiliates to, take any action, or refrain from taking any action, which would reasonably be expected to (x) delay or impede the obtaining of, or increase the risk of delaying or not obtaining, any approvals required under Antitrust Laws, (y) increase the risk of any Antitrust Authority seeking to enter or entering an order prohibiting, restraining, enjoining, delaying, rescinding, reversing or making unlawful the consummation of any of the Transactions or resulting in a material fine, or (z) increase the risk of not being able to remove any such order described in (y) on appeal or otherwise.

5.

Representations and Warranties of the Sponsor and the Parent. Each of the Sponsor and the Parent hereby represents and warrants, severally and not jointly, to SPAC, the Company and each other, as follows:

(a)

Organization, Authorization and Enforceability. Each of the Sponsor and the Parent (i) is a company duly organized and validly existing under the laws of the jurisdiction of its organization, and (ii) has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of such Person’s obligations hereunder and the consummation of the transactions contemplated hereby by such Person has been duly authorized by all necessary corporate, limited liability, partnership or other required action on the part of such Person. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). Each of the Sponsor and the Parent understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Person.

(b)

Currently Owned Shares and Finder’s Fees. Each of the Sponsor and the Parent has beneficial ownership over all of its respective Currently Owned Shares, is the lawful owner of such Currently Owned Shares, has the sole power to vote or cause to be voted such Currently Owned Shares, and has good and valid title to such Currently Owned Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Business Combination Agreement, this Agreement, the other Transaction Documents, applicable securities Laws or their respective Governing Documents as in effect on the date hereof. Each of the Sponsor and the Parent represents that there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Person pursuant to arrangements made by such Person.

(c)

No Conflicts. Each of the Sponsor and the Parent represents that no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by such Person, the performance of such Person’s obligations hereunder or the consummation by such Person of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Person, the performance of such Person’s obligations hereunder or the consummation by such Person of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable Governing Documents of such Person, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Person is a party or by which such Person or any of the Currently Owned Shares or such Person’s other assets may be bound, or (iii) violate any applicable Law or Governmental Order, except for any of the foregoing in clauses (ii) and (iii) as would not reasonably be expected to impair such Person’s ability to perform its obligations under this Agreement in any material respect.

(d)

No Inconsistent Agreements. Each of the Sponsor and the Parent represents that it (i) has not entered into, nor will such Person enter, at any time during the Support Period, into any voting agreement with respect to the Currently Owned Shares inconsistent with such Person’s obligations pursuant to this Agreement, (ii) has not granted, nor will such Person grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Person’s Currently Owned Shares, and (iii) has not entered into any agreement or knowingly taken any action (nor will such Person enter into any agreement or knowingly take any action) that would make any representation or warranty of such Person contained herein untrue or incorrect in any material respect or have the effect of preventing such Person from performing any of its material obligations under this Agreement.

6.	Miscellaneous.

(a)

Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company, the Parent or the Sponsor shall have any rights or obligations hereunder, including, without limitation, with respect to the representations and warranties and covenants hereunder (except as expressly set forth below), upon the earliest to occur of (i) the written agreement of SPAC, the Parent, the Company and the Sponsor, (ii) the Merger Effective Time, and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Section 4(f), Section 4(g), and this Section 6 shall survive the termination of this Agreement.

(b)

Binding Effect; Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of the parties hereto are personal to the parties hereto and may not be assigned, transferred or delegated by any party hereto at any time without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Subject Shares in accordance with Section 4(b), and the transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

(c)

Third Parties. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)

Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or relating to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and

each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6(d).

(e)

WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)

Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or.”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)

Notices. All notices, requests, claims, demands and other communications required or permitted to be given or made hereunder shall be deemed to have been duly given or made upon receipt by the recipient, shall be in writing, and shall be delivered personally, by reputable international overnight courier or by electronic mail to the intended recipient thereof, in each case to the Company and SPAC at their respective addresses set forth in accordance with Section 13.3 of the Business Combination Agreement and to the Sponsor and the Parent at their respective addresses set forth under the Sponsor’s and the Parent’s names on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices under Section 13.3 of the Business Combination Agreement).

(h)

Amendments and Waivers. This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by SPAC, the Company, the Parent and the Sponsor. Any party to this Agreement may extend the time for the performance of the obligations or acts of the other parties hereto, waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement, and waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

(i)

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(j)

Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(k)

Expenses. Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

(l)	No Partnership, Agency or Joint Venture. This Agreement is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among any of the parties hereto.

(m)

Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)

Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby.

(o)

Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPAC:

APx Acquisition Corp. I

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Chief Executive Officer

The Sponsor:

Templar LLC

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Manager

Address:
****

The Company:

OmnigenicsAI Corp

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: Director

The Parent:

Heritas Ltd.

By:	/s/ Fabian Fay
Name: Fabian Fay
Title: Director

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

Heritas Ltd.

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: Director

Address:
****

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

EXHIBIT E

FORM OF BACKSTOP AGREEMENT

[INTENTIONALLY OMITTED]